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                                                                      EXHIBIT 5

                                OCTOBER 2, 1995

TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Gentlemen:

  Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed by Tele-Communications, Inc., a Delaware corporation (the "Parent"), and TCI Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering from time to time of (i) senior, senior subordinated or subordinated debt securities of the Company (the "Debt Securities"), (ii) such indeterminate number of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Parent Stock"), as may be issued from time to time upon conversion of any of the Debt Securities being registered that are issued as convertible Debt Securities, and (iii) guarantees of the Parent, if any, of convertible Debt Securities by Parent (the "Guarantees").

  As described in the Registration Statement, the Company may offer Senior Debt Securities to be issued under an Indenture between the Company and The Bank of New York, as Trustee (the "BNY Indenture"), Senior Subordinated Debt Securities to be issued under an Indenture between the Company and a trustee to be named therein (the "Senior Subordinated Indenture"), or Subordinated Debt Securities to be issued under an Indenture between the Company and a trustee to be named therein (the "Subordinated Indenture"), or any combination of Senior, Senior Subordinated and Subordinated Debt Securities. We have participated in the preparation and qualification under the Trust Indenture Act of 1939, as amended, of each of the foregoing Indentures. The BNY Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are herein referred to individually as an "Indenture" and collectively as the "Indentures".

  In the event that the Parent elects to guarantee any series of Debt Securities, the Parent, the Company and the trustee under the Indenture covering such Debt Securities, will enter into a supplemental indenture to such Indenture (a "Supplemental Indenture"), and the terms of such Guarantee will be set forth therein.

  In connection herewith, we have examined, among other things, the Restated Certificate of Incorporation and By-Laws of the Company and the Parent, as amended; the minutes of the proceedings of the Company's Board of Directors and the Parent's Board of Directors, including committees of each thereof, with respect to the filing of the Registration Statement and related matters (collectively, the "Board Resolutions"); each of the form of BNY Indenture, the form of Senior Subordinated Indenture and the form of Subordinated Indenture, and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance of Debt Securities, Guarantees or any date of issuance or delivery of Parent Stock upon the conversion of any Debt Securities that are convertible.

  Based upon the foregoing, we are of the opinion that:

    1. The Debt Securities and Guarantees, if any, issued under any of the Indentures, when (i) the applicable Indenture (and, if applicable, any Supplemental Indenture) has been executed and delivered by
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  the parties thereto, (ii) the definitive terms of such Debt Securities and
  Guarantees, if any, and of their issue and sale have been duly established in accordance with the Board Resolutions and the provisions of the applicable Indenture (and, if applicable, any Supplemental Indenture) so as not to violate any applicable law or agreement or instrument then binding on the Company (in the case of the Debt Securities) or the Parent (in the case of any Guarantee), (iii) such Debt Securities (with the Guarantees, if any, duly executed and endorsed thereon) have been duly executed by the proper officers of the Company and authenticated by the Trustee or Trustees for the series to be issued in accordance with the applicable Indenture (and, if applicable, any Supplemental Indenture) and (iv) such Debt Securities and Guarantees, if any, have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein and the applicable supplement to the prospectus, such Debt Securities and Guarantees, if any, will be legally issued, valid and binding obligations of the Company and the Parent, respectively, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

    2. When any convertible Debt Securities that have been issued in accordance with paragraph 1. above have been surrendered to the Company for conversion in accordance with the applicable Indenture and the shares of Parent Stock issuable upon such conversion have been duly issued or delivered from shares of Parent Stock reserved therefor in accordance with the Board Resolutions, such shares of Parent Stock will be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Parent.

                                          Very truly yours,

                                          Baker & Botts, L.L.P.

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